Contact:	Frederick W. Boutin, CEO
Gregory J. Pound, COO
Robert T. Fuller, CFO
303-626-8200

TransMontaigne Partners L.P. Announces Financial Results

For The Quarter Ended March 31, 2015

May 7, 2015	Immediate Release

Denver, Colorado—TransMontaigne Partners L.P. (NYSE:TLP) today announced its financial results for the quarter ended March 31, 2015.

Financial Results

An overview of the financial performance for the quarter ended March 31, 2015, as compared to the quarter ended March 31, 2014, includes:

•	Distributable cash flow generated during the quarter ended March 31, 2015 was $18.1 million compared to $16.6 million for the quarter ended March 31, 2014.
•	Consolidated EBITDA generated during the quarter ended March 31, 2015 was $21.3 million compared to $18.5 million for the quarter ended March 31, 2014.
•	Operating income for the quarter ended March 31, 2015 was $12.4 million compared to $10.4 million for the quarter ended March 31, 2014, principally due to the following:
o

Revenue was $37.9 million compared to $38.1 million due to decreases in revenue at the Gulf Coast and Southeast terminals of approximately $2.1 million and $0.5 million, respectively, offset by increases in revenue at the Brownsville and River terminals of approximately $2.1 million and $0.3 million, respectively.  Revenue for the Midwest terminals was consistent period over period.

o

Direct operating costs and expenses were $15.0 million compared to $15.4 million due to decreases in direct operating costs and expenses at the Gulf Coast, Brownsville and River terminals of approximately $0.4 million, $0.3 million and $0.2 million, respectively, offset by an increase in direct operating costs and expenses at the Southeast terminals of approximately $0.6 million.  Direct operating costs and expenses for the Midwest terminals were consistent period over period.

o	An increase in earnings from investments in unconsolidated affiliates of approximately $1.9 million, which was attributable to the BOSTCO terminal continuing to become fully operational.
•

Quarterly net earnings increased to $10.1 million from $9.2 million due principally to the changes in quarterly operating income discussed above, offset by an increase in interest expense of approximately $1.0 million.

•	Net earnings per limited partner unit increased to $0.51 per unit compared to $0.46 per unit.
•	The distribution declared per limited partner unit was $0.665 per unit for the quarter ended March 31, 2015, as compared to $0.66 per unit for the quarter ended March 31, 2014.

1670 Broadway ●  Suite 3100 ●  Denver, CO 80202 ●  303-626-8200 (phone) ● 303-626-8228 (fax)

Mailing Address:  ●  P. O. Box 5660 ● Denver, CO 80217-5660

www.transmontaignepartners.com

Our terminaling services agreements are structured as either throughput agreements or storage agreements.  Most of our throughput agreements contain provisions that require our customers to throughput a minimum volume of product at our facilities over a stipulated period of time, which results in a fixed amount of revenue to be recognized by us.  Our storage agreements require our customers to make minimum payments based on the volume of storage capacity made available to the customer under the agreement, which results in a fixed amount of revenue to be recognized by us.  We refer to the fixed amount of revenue recognized pursuant to our terminaling services agreements as being “firm commitments.”  Revenue recognized in excess of firm commitments and revenue recognized based solely on the volume of product distributed or injected are referred to as “variable.”  Our revenue was as follows (in thousands):

	Three months ended
	March 31,
	2015	2014
Firm Commitments:
Terminaling services fees:
External customers	$16,981	$8,043
Affiliates	9,576	19,688
Total firm commitments	26,557	27,731
Variable:
Terminaling services fees:
External customers	1,364	866
Affiliates	689	122
Total variable	2,053	988
Total terminaling services fees	28,610	28,719
Pipeline transportation fees	1,596	693
Management fees and reimbursed costs	1,932	1,540
Other	5,759	7,101
Total revenue	$37,897	$38,053

The amount of revenue recognized as “firm commitments” based on the remaining contractual term of the terminaling services agreements that generated “firm commitments” for the three months ended March 31, 2015 was as follows (in thousands):

At
March 31,
2015
Remaining terms on terminaling services agreements that generated “firm commitments”:
Less than 1 year remaining	$4,859
1 year or more, but less than 3 years remaining	16,569
3 years or more, but less than 5 years remaining	4,112
5 years or more remaining	1,017
Total firm commitments for the three months ended March 31, 2015	$26,557

Our investments in unconsolidated affiliates include a 42.5% interest in BOSTCO and a 50% interest in Frontera.  BOSTCO is a newly constructed terminal facility located on the Houston Ship Channel.  BOSTCO began initial commercial operations in the fourth quarter of 2013; with the completion of its 7.1

1670 Broadway ●  Suite 3100 ●  Denver, CO 80202 ●  303-626-8200 (phone) ● 303-626-8228 (fax)

Mailing Address:  ●  P. O. Box 5660 ● Denver, CO 80217-5660

www.transmontaignepartners.com

million barrels of storage capacity and related infrastructure occurring at the end of the third quarter of 2014.  Frontera is a terminal facility located in Brownsville, Texas that encompasses approximately 1.5 million barrels of light petroleum product storage capacity, as well as related ancillary facilities.

The following table summarizes our investments in unconsolidated affiliates:

			Carrying value
	Percentage of ownership		(in thousands)
	March 31,	December 31,	March 31,	December 31,
	2015	2014	2015	2014
BOSTCO	42.5%	42.5%	$224,567	$225,920
Frontera	50%	50%	23,523	23,756
Total investments in unconsolidated affiliates			$248,090	$249,676

Cash distributions received from unconsolidated affiliates were as follows (in thousands):

	Three months ended
	March 31,
	2015	2014
BOSTCO	$3,134	$113
Frontera	508	637
Total cash distributions received from unconsolidated affiliates	$3,642	$750

RECENT DEVELOPMENTS

Commercial activity.  On May 4, 2015, we entered into a new five year terminaling services agreement with Morgan Stanley Capital Group for approximately 2.7 million barrels of product storage capacity at our Collins/Purvis, Mississippi terminals.  The new agreement will be effective January 1, 2016 and will replace the existing agreement we have with Morgan Stanley Capital Group for this tankage.  The new agreement contains an increase to the minimum throughput payments and is anticipated to generate additional minimum throughput revenue in excess of $4.0 million annually.

We have recently contracted 110,000 barrels of available capacity at our Brownsville, Texas terminals to a third party for a three year term commencing in May of 2015.  The majority of this capacity had been unsubscribed since the first quarter of 2014.  We have also contracted 119,000 barrels of available capacity at our Louisville and Greater Cincinnati, Kentucky terminals to a different third party for a three year term commencing in May of 2015. The majority of this capacity had been unsubscribed since the beginning of 2012.  These two new agreements in combination are anticipated to generate additional minimum throughput revenue in excess of $2.5 million annually.

Effective March 1, 2015, our Frontera joint venture re-contracted a large portion of its capacity at a throughput rate that is in excess of the throughput rate contained in the previous contract.  The new agreement is anticipated to generate additional revenue at Frontera in excess of $1.5 million annually.  We have a 50% ownership interest in Frontera, and we expect to benefit from its additional revenue through increases in our proportionate share of Frontera’s earnings and cash distributions.

1670 Broadway ●  Suite 3100 ●  Denver, CO 80202 ●  303-626-8200 (phone) ● 303-626-8228 (fax)

Mailing Address:  ●  P. O. Box 5660 ● Denver, CO 80217-5660

www.transmontaignepartners.com

NGL Energy Partners LP (“NGL”) has previously provided us the required 18 months’ prior notice that it will terminate its remaining obligations under the Florida and Midwest terminaling services agreement effective April 30, 2016, which constitutes NGL’s light oil terminaling capacity for approximately 1.1 million barrels at our Port Everglades North, Florida terminal.  NGL has agreed to allow us to re-contract some of this tankage prior to its effective contract termination date.  Accordingly, we have re-contracted approximately 0.5 million barrels of the capacity to World Fuel Services Corporation and RaceTrac Petroleum Inc. at similar rates charged to NGL.  The 0.5 million barrels of tankage became available to these third party customers in May of 2015.  We expect to re-contract the remaining available space at Port Everglades North prior to April 30, 2016 and at rates that are at least similar to the current rate charged to NGL.

Distribution.  On April 13, 2015, we announced a distribution of $0.665 per unit for the period from January 1, 2015 through March 31, 2015. This distribution is payable on May 7, 2015 to unitholders of record on April 30, 2015.

LIQUIDITY AND CAPITAL RESOURCES

TransMontaigne Partners also released the following statements regarding its current liquidity and capital resources:

•

Our credit facility provides for a maximum borrowing line of credit equal to $400 million.  The credit facility allows us to make up to $125 million in additional future joint venture investments, which may include additional investments in BOSTCO. The terms of the credit facility also permit us to issue senior unsecured notes. Further, at our request, the maximum borrowing line of credit can be increased by an additional $100 million, subject to the approval of the administrative agent and the receipt of additional commitments from one or more lenders. The credit facility became effective March 9, 2011 and expires on July 31, 2018.  At March 31, 2015, our outstanding borrowings were $250 million.

•

Management and the board of directors of our general partner have approved additional expansion capital projects at our existing terminals that currently are, or will be, under construction with estimated completion dates that extend throughout 2015. At March 31, 2015, the remaining expenditures to complete the approved additional expansion capital projects are estimated to be approximately $15 million. We expect to fund our future expansion capital expenditures with additional borrowings under our credit facility.

•

Our primary liquidity needs are to fund our working capital requirements, distributions to unitholders, approved investments, approved capital projects and approved future expansion, development and acquisition opportunities. We expect to initially fund our approved investments, approved capital projects and our approved future expansion, development and acquisition opportunities with additional borrowings under our credit facility. After initially funding these expenditures with borrowings under our credit facility, we may raise funds through additional equity offerings and debt financings. The proceeds of such equity offerings and debt financings may then be used to reduce our outstanding borrowings under our credit facility.

1670 Broadway ●  Suite 3100 ●  Denver, CO 80202 ●  303-626-8200 (phone) ● 303-626-8228 (fax)

Mailing Address:  ●  P. O. Box 5660 ● Denver, CO 80217-5660

www.transmontaignepartners.com

Attachment A contains additional selected financial information and results of operations and Attachment B contains a computation of our distributable cash flow.

Conference Call

TransMontaigne Partners L.P. previously announced that it has scheduled a conference call for Thursday,  May  7, 2015 at 11:00 a.m. (ET) regarding the above information. Analysts, investors and other interested parties are invited to listen to management’s presentation of the Company’s results and supplemental financial information by accessing the call as follows:

(800) 230-1096

Ask for:

TransMontaigne Partners

A playback of the conference call will be available from 1:00 p.m. (ET) on Thursday, May 7, 2015 until 11:59 p.m. (ET) on Thursday, May 14, 2015 by calling:

USA:  (800) 475-6701

International:  (320) 365-3844

Access Code:  359306

1670 Broadway ●  Suite 3100 ●  Denver, CO 80202 ●  303-626-8200 (phone) ● 303-626-8228 (fax)

Mailing Address:  ●  P. O. Box 5660 ● Denver, CO 80217-5660

www.transmontaignepartners.com

Attachment A

Selected Financial Information and Results of Operations

The following selected financial information is extracted from our Quarterly Report on Form 10-Q for the three months ended March 31, 2015, which was filed on May 7, 2015 with the Securities and Exchange Commission (in thousands, except per unit amounts):

	Three months ended
	March 31,
	2015	2014
Income Statement Data
Revenue	$37,897	$38,053
Direct operating costs and expenses	(14,954)	(15,392)
Direct general and administrative expenses	(1,021)	(918)
Earnings from unconsolidated affiliates	2,056	163
Operating income	12,379	10,435
Net earnings	10,122	9,238
Net earnings allocable to limited partners	8,272	7,482
Net earnings per limited partner unit—basic	$0.51	$0.46

	March 31,	December 31,
	2015	2014
Balance Sheet Data
Property, plant and equipment, net	$385,840	$385,301
Investments in unconsolidated affiliates	248,090	249,676
Goodwill	8,485	8,485
Total assets	660,032	664,057
Long-term debt	250,000	252,000
Partners’ equity	388,916	391,465

1670 Broadway ●  Suite 3100 ●  Denver, CO 80202 ●  303-626-8200 (phone) ● 303-626-8228 (fax)

Mailing Address:  ●  P. O. Box 5660 ● Denver, CO 80217-5660

www.transmontaignepartners.com

Selected results of operations data for each of the quarters in the years ended December 31, 2015 and 2014 are summarized below (in thousands):

	Three months ended				Year ending
	March 31,	June 30,	September 30,	December 31,	December 31,
	2015	2015	2015	2015	2015
Revenue	$37,897	$—	$—	$—	$37,897
Direct operating costs and expenses	(14,954)	—	—	—	(14,954)
Direct general and administrative expenses	(1,021)	—	—	—	(1,021)
Allocated general and administrative expenses	(2,803)	—	—	—	(2,803)
Allocated insurance expense	(934)	—	—	—	(934)
Reimbursement of bonus awards expense	(525)	—	—	—	(525)
Depreciation and amortization	(7,337)	—	—	—	(7,337)
Earnings from unconsolidated affiliates	2,056	—	—	—	2,056
Operating income	12,379	—	—	—	12,379
Other expenses	(2,257)	—	—	—	(2,257)
Net earnings	$10,122	$—	$—	$—	$10,122

	Three months ended				Year ending
	March 31,	June 30,	September 30,	December 31,	December 31,
	2014	2014	2014	2014	2014
Revenue	$38,053	$39,359	$35,703	$36,947	$150,062
Direct operating costs and expenses	(15,392)	(16,396)	(16,514)	(17,881)	(66,183)
Direct general and administrative expenses	(918)	(462)	(1,086)	(1,069)	(3,535)
Allocated general and administrative expenses	(2,782)	(2,782)	(2,782)	(2,781)	(11,127)
Allocated insurance expense	(914)	(913)	(942)	(942)	(3,711)
Reimbursement of bonus awards expense	(375)	(375)	(375)	(375)	(1,500)
Depreciation and amortization	(7,400)	(7,396)	(7,400)	(7,326)	(29,522)
Earnings from unconsolidated affiliates	163	1,275	1,653	1,352	4,443
Operating income	10,435	12,310	8,257	7,925	38,927
Other expenses	(1,197)	(1,470)	(1,737)	(2,060)	(6,464)
Net earnings	$9,238	$10,840	$6,520	$5,865	$32,463

1670 Broadway ●  Suite 3100 ●  Denver, CO 80202 ●  303-626-8200 (phone) ● 303-626-8228 (fax)

Mailing Address:  ●  P. O. Box 5660 ● Denver, CO 80217-5660

www.transmontaignepartners.com

Attachment B

Distributable Cash Flow

The following summarizes our distributable cash flow for the period indicated (in thousands):

January 1, 2015
through
March 31, 2015
Net earnings	$10,122
Depreciation and amortization	7,337
Earnings from unconsolidated affiliates	(2,056)
Distributions from unconsolidated affiliates	3,642
Deferred equity-based compensation	23
Interest expense	1,942
Amortization of deferred financing costs	315
“Consolidated EBITDA”	21,325
Interest expense	(1,942)
Unrealized loss on derivative instrument	149
Amortization of deferred financing costs	(315)
Amounts due under long-term terminaling services agreements, net	41
Project amortization of deferred revenue under GAAP	(309)
Project amortization of deferred revenue for DCF	451
Cash paid for purchase of common units	(70)
Capitalized maintenance	(1,223)
“Distributable cash flow”, or DCF, generated during the period	$18,107

Actual distribution for the period on all common units and the general partner interest including incentive distribution rights	$12,624

Distributable cash flow and Consolidated EBITDA are not computations based upon generally accepted accounting principles.  The amounts included in the computations of our distributable cash flow and Consolidated EBITDA are derived from amounts separately presented in our consolidated financial statements, notes thereto and “Item 2. Management's Discussion and Analysis of Financial Condition and Results of Operations” in our Quarterly Report on Form 10-Q for the three months ended March 31, 2015, which was filed with the Securities and Exchange Commission on May 7, 2015.  Distributable cash flow and Consolidated EBITDA should not be considered in isolation or as an alternative to net earnings or operating income, as an indication of our operating performance, or as an alternative to cash flows from operating activities as a measure of liquidity.  Distributable cash flow and Consolidated EBITDA are not necessarily comparable to similarly titled measures of other companies. Distributable cash flow and Consolidated EBITDA are presented here because they are widely accepted financial indicators used to compare partnership performance. Further, Consolidated EBITDA is calculated consistent with the provisions our credit facility and is a financial performance measure used in the calculation of our leverage ratio requirement. We believe that these measures provide investors an enhanced perspective of the

1670 Broadway ●  Suite 3100 ●  Denver, CO 80202 ●  303-626-8200 (phone) ● 303-626-8228 (fax)

Mailing Address:  ●  P. O. Box 5660 ● Denver, CO 80217-5660

www.transmontaignepartners.com

operating performance of our assets, the cash we are generating and our ability to make distributions to our unitholders and our general partner.

About TransMontaigne Partners L.P.

TransMontaigne Partners L.P. is a terminaling and transportation company based in Denver, Colorado with operations in the United States along the Gulf Coast, in the Midwest, in Houston and Brownsville, Texas, along the Mississippi and Ohio Rivers, and in the Southeast. We provide integrated terminaling, storage, transportation and related services for customers engaged in the distribution and marketing of light refined petroleum products, heavy refined petroleum products, crude oil, chemicals, fertilizers and other liquid products.  Light refined products include gasolines, diesel fuels, heating oil and jet fuels; heavy refined products include residual fuel oils and asphalt.  We do not purchase or market products that we handle or transport.  News and additional information about TransMontaigne Partners L.P. is available on our website:  www.transmontaignepartners.com.

Forward‑Looking Statements

This press release includes statements that may constitute forward‑looking statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. Although the company believes that the expectations reflected in such forward‑looking statements are based on reasonable assumptions, such statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected. Important factors that could cause actual results to differ materially from the company’s expectations and may adversely affect its business and results of operations are disclosed in "Item 1A. Risk Factors" in the company’s Annual Report on Form 10-K for the year ended December 31, 2014, filed with the Securities and Exchange Commission on March 12, 2015.

-END-

1670 Broadway ●  Suite 3100 ●  Denver, CO 80202 ●  303-626-8200 (phone) ● 303-626-8228 (fax)

Mailing Address:  ●  P. O. Box 5660 ● Denver, CO 80217-5660

www.transmontaignepartners.com